Exhibit 4.1
EXECUTION VERSION
NETWORK COMMUNICATIONS, INC.
10 3/4% Senior Notes Due 2013

INDENTURE
Dated as of November 30, 2005

WELLS FARGO BANK, N.A.
Trustee

CROSS-REFERENCE TABLE

TIA		Indenture
Section		Section
310(a)(l)		7.10
(a)(2)		7.10
(a)(3)		N.A.
(a)(4)		N.A.
(a)(5)		7.10
(b)		7.10
311(a)		7.11
(b)		7.11
(c)		N.A.
312(a)		2.05
(b)		11.03
(c)		11.03
313(a)		7.06
(b)		7.06
(c)		11.02
(d)		7.06
314(a)		4.02; 11.02
(b)		N.A.
(c)(1)		11.04
(c)(2)		11.04
(c)(3)		N.A.
(d)		N.A.
(e)		11.05
(f)		4.12
315(a)		7.01
(b)		7.05; 11.02
(c)		7.01
(d)		7.01
(e)		6.10
316(a)(last sentence)		11.06
(a)(l)(A)		6.05
(a)(1)(B)		6.04
(a)(2)		N.A.
(b)		6.07
(c)		9.04
317(a)(l)		6.08
(a)(2)		6.09
(b)		2.04
318(a)		11.01
	N.A. means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

Rule 144A/Regulations S/IAI Appendix

Exhibit 1 —	Form of Initial Security

Exhibit A —	Form of Exchange Security or Private Exchange Security

     INDENTURE dated as of November 30,2005, among NETWORK COMMUNICATIONS, INC., a Georgia corporation, those Subsidiary Guarantors that from time to time become parties to this Indenture and WELLS FARGO BANK, N.A., a national banking association.
          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s Initial Securities, Exchange Securities and Private Exchange Securities (in each case, as defined in the Rule 144A/Regulations S/IAI Appendix attached hereto, collectively, the “Securities”).
Article 1
Definitions and Incorporation by Reference
          SECTION 1.01. Definitions.
          “Additional Assets” means:
     (1) any assets used or capable of being used in a Related Business;
     (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or
     (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;
provided, however, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.
          “Additional Securities” means Securities issued under this Indenture after the Issue Date and in compliance with Section 2.13 and 4.03, it being understood that any Securities issued in exchange for or replacement of any Initial Security issued on the Issue Date shall not be an Additional Security, including any such Securities issued pursuant to a Registration Rights Agreement (as defined in the Appendix).
          “Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable

Treasury Issue (if no maturity is within three months before or after December 1,2009, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.
          “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Asset Disposition” means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:
     (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);
     (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or
     (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;
other than, in the case of clauses (1), (2) and (3) above,
     (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;
     (B) for purposes of Section 4.06 only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and (ii) a disposition of all or substantially all the assets of the Company in accordance with Section 5.01;

     (C) a disposition of assets with a Fair Market Value of less than $1 million;
     (D) a disposition of cash or Temporary Cash Investments;
     (E) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);
     (F) a disposition of obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business;
     (G) the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;
     (H) disposition of an account receivable in connection with the collection or compromise thereof;
     (I) sales of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” to a Securitization Subsidiary in connection with any Qualified Securitization Financing;
     (J) a transfer of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing;
     (K) the sale or lease of inventory or licensing on a non-exclusive basis of intellectual property;
     (L) condemnations on, the taking by eminent domain of, or forfeitures of, property or assets; and
     (M) the sale of any property in a Sale/Leaseback Transaction within six months of the acquisition of such property.
          “Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation”.
          “Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by (2) the sum of all such payments.
          “Bank Indebtedness” means all Obligations pursuant to the Credit Agreements.
          “Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.
          “Business Day” means each day which is not a Legal Holiday.
          “Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.
          “Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
          “Change of Control” means the occurrence of any of the following events:
    (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;
    (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was (A) approved by a vote of the majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved or (B) approved by Permitted Holders, as the case may be) cease for any reason to constitute a majority of the Board of Directors then in office;

     (3) the adoption of a plan relating to the liquidation or dissolution of the Company; or
     (4) the merger or consolidation of the Company or Parent with or into another Person or the merger of another Person with or into the Company or Parent, or the sale of all or substantially all the assets of the Company or Parent (determined on a consolidated basis) to another Person other than (A) a transaction in which the survivor or transferee is one or more Permitted Holders or a Person or Persons controlled by one or more of the Permitted Holders or (B) a transaction following which (i) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company or Parent, as the case may be, immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (ii) in the case of a sale of assets transaction, each transferee becomes a Subsidiary of the transferor of such assets and in the case of a transferee of the Company, becomes an obligor in respect of the Securities.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Commodity Agreement” means any non-speculative agreement entered into by the Company or any Restricted Subsidiary in order to hedge for price fluctuations of raw materials used or usable in the ordinary course of business of the Company.
          “Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.
          “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to December 1,2009, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to December 1,2009.
          “Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.
          “Consolidated Coverage Ratio” as of any date of determination means the ratio of (1) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements are available to (2) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:
     (A) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;
     (B) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period;
     (C) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
     (D) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

     (E) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.
For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company, If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was Incurred solely for working capital purposes.
          “Consolidated Foreign Assets” means, as of any date of determination, the total amount of assets (but without duplication) that would appear on a combined balance sheet of the Company’s Foreign Subsidiaries, determined on a combined basis in accordance with GAAP.
          “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication,
     (1) interest expense attributable to Capital Lease Obligations;
     (2) amortization of debt discount;
     (3) capitalized interest;
     (4) non-cash interest expense;
     (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;
     (6) net payments pursuant to interest rate Hedging Obligations (including amortization of fees);

     (7) dividends accrued in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary in each case, held by Persons other than the Company or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the Company); provided, however, that such dividends will be multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the chief financial officer of the Company in good faith);
     (8) interest Incurred in connection with Investments in discontinued operations;
     (9) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets or) the Company or any Restricted Subsidiary (other than a pledge of the Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary); and
     (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.
less (c) interest income actually received in cash for such period; provided, however, that Securitization Fees and amortization of debt issuance costs shall not be deemed to constitute Consolidated Interest Expense.
          “Consolidated Leverage Ratio” as of any date of determination means the ratio of (1) the aggregate amount of (i) Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination less (ii) the aggregate amount of cash and cash equivalents of the Company and its Restricted Subsidiaries as of such date of determination to (2) EBITDA for the most recent four consecutive fiscal quarters for which financial statements are available prior to such date of determination (the “Reference Period”); provided, however, that
     (A) if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness and the amount of cash and cash equivalents shall be calculated after giving effect on a pro forma basis to such Indebtedness and to the use of proceeds of such Indebtedness;
     (B) if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any revolving credit agreement unless commitments thereunder are permanently reduced), the aggregate amount of Indebtedness and cash and cash equivalents shall be calculated on a Pro forma basis;
     (C) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for the Reference Period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the Reference Period;
     (D) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of the Reference Period; and
     (E) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of the Reference Period.
For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is Incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent such Indebtedness was Incurred solely for working capital purposes.

          “Consolidated Net Income” means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:
     (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that
     (A) subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and
     (B) (i) the Company’s equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income up to the aggregate amount of cash or other property actually paid or contributed by the Company or a Restricted Subsidiary to fund such loss and (ii) the Company’s equity in a net loss of an Unrestricted Subsidiary for such period shall be excluded;
     (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction (or any transaction accounted for in a manner similar to a pooling of interests) for any period prior to the date of such acquisition;
     (3) solely for the purpose of determining the amount available for Restricted Payments pursuant to Section 4.04(a)(3), any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that
     (A) subject to the exclusion contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and
     (B) the Company’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income up to the aggregate amount of cash or other property actually paid or contributed by the Company or another Restricted Subsidiary to fund such loss;

     (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;
     (5) any net after-tax extraordinary, unusual or nonrecurring gains, losses, charges or expenses (including severance, relocation, transition and other restructuring costs and litigation settlements or losses);
     (6) the cumulative effect of a change in accounting principles;
     (7) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of FAS 133);
     (8) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards;
     (9) any gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness;
     (10) the effect of any non-cash items resulting from any amortization (including, but not limited to, any software amortization costs included in depreciation or production depreciation and software amortization costs), write-up, write-down or write-off of existing assets (including intangible assets, goodwill and deferred financing costs) or assets acquired in connection with the Refinancing or any future acquisition, merger, consolidation or similar transaction (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period, except to the extent such item is subsequently reversed);
     (11) any income or loss from discontinued operations and any gains or losses on disposal of discontinued operations;
     (12) any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards Nos. 142 and 144 and the amortization of intangibles arising pursuant to No. 141;
     (13) accruals and reserves that are established within twelve months after the Issue Date and that are so required to be established in accordance with GAAP; provided, however, that any noncash item that represents an accrual or reserve for a cash expenditure for a future period shall be treated as an expense in such future period when cash is paid (except to the extent such item would otherwise be excluded under this definition); and
     (14) fees, expenses and charges in connection with the Refinancing;

in each case, for such period; provided further, however, that an amount equal to the distributions actually made in respect of such period in accordance with clause (19) of Section 4.04(b) shall be included as though such amounts had been paid as income taxes for such period. Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such Section pursuant to Section 4.04(a)(3)(D).
          “Consolidated Total Assets” as of any date of determination, means the total amount of assets which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.
          “Credit Agreements” means the Revolving Credit Agreement and the Term Credit Agreement.
          “Currency Agreement” means any foreign exchange contract, currency derivative, currency swap agreement or other similar agreement with respect to currency values.
          “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
          “Designated Noncash Consideration” means any non-cash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is designated as Designated Noncash Consideration pursuant to an Officers’ Certificate of the Company. Such Officers’ Certificate shall state the basis of such valuation. A particular item of Designated Noncash Consideration shall no longer be considered to be outstanding to the extent it has been sold or liquidated for cash and the related Net Available Cash is applied as required by Section 4.06.
          “Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent entity of the Company (in each case, other than Disqualified Stock), that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3); provided, however, that if such Preferred Stock is issued by Parent, the proceeds therefrom (net of any costs of issuance) are contributed to the common equity of the Company.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

     (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fond obligation or otherwise;
     (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or
     (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;
in each case on or prior to the 91st day following the Stated Maturity of the Securities; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the 91st day following the Stated Maturity of the Securities shall not constitute Disqualified Stock if (A) the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities in Sections 4.06 and 4.09 of this Indenture and (B) any such requirement only becomes operative after compliance with such Sections, including the purchase of any Securities tendered pursuant thereto.
          The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.
          “Domestic Restricted Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.
          “EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:
     (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;
     (2) Consolidated Interest Expense;
     (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period);

     (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);
     (5) any reasonable expenses or charges Incurred in connection with any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be Incurred under the Indenture (in each case whether or not consummated) or pursuant to the Refinancing;
     (6) the amount of any business optimization expenses and restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, including future lease commitments, and costs to consolidate facilities and relocate employees);
     (7) any net gain or loss resulting from Hedging Obligations;
     (8) the amount of management, monitoring, consulting and advisory fees and related expenses paid by any direct or indirect parent company of the Company to the Sponsor (or any accruals relating to such fees and related expenses) during such period pursuant to the Management Agreement to the extent such payments were actually reimbursed by the Company; and
     (9) Securitization Fees;
in each case for such period, less noncash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent either the accrual of revenue in the ordinary course of business or the reversal of any accrual of, or cash reserve for, anticipated cash charges made in any prior period). Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders.
          “Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company or Parent (excluding Disqualified Stock of the Company), other than (i) public offerings with respect to common stock of the Company or of any of its direct or indirect parent entities registered on Form S-4 or Form S-8, (ii) any such public or private sale that constitutes an Excluded Contribution or (iii) an issuance to any Subsidiary of the Company.

          “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
          “Excluded Contribution” means net cash proceeds or the Fair Market Value of other property or assets, in each case received by the Company and its Restricted Subsidiaries from:
          (1) contributions to its common equity capital; and
          (2) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock);
in each case designated as Excluded Contributions pursuant to an Officers’ Certificate on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in Section 4.04(a)(3).
          “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors, whose determination will be conclusive and evidenced by a resolution of such Board of Directors; provided, however, that for purposes of Section 4.04(a)(3), if the Fair Market Value of the property or assets in question is so determined to be in excess of $15 million, such determination must be confirmed by an Independent Qualified Party. For purposes of determining the Fair Market Value of Capital Stock, the value of the Capital Stock of a Person shall be based upon such Person’s property and assets, exclusive of goodwill or any similar intangible asset.
          “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:
     (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;
     (2) statements and pronouncements of the Financial Accounting Standards Board;
     (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

     (4) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
          “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
          “Guarantor” shall mean any Person Guaranteeing any obligation.
          “Guaranty Agreement” means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Securities on the terms provided for in this Indenture.
          “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.
          “Holder” means the Person in whose name a Security is registered on the Registrar’s books.
          “Incur” means issue, assume, Guarantee, Incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:
     (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

     (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and
     (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness;
will not be deemed to be the Incurrence of Indebtedness.
          “Indebtedness” means, with respect to any Person on any date of determination (without duplication):
     (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;
     (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;
     (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business and accrued expenses);
     (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);
     (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the liquidation preference with respect to such Preferred Stock (but excluding, in each case, any accrued dividends);
     (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person) (other than a pledge of Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and
     (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) contingent obligations Incurred in the ordinary course of business and not in respect of borrowed money; (b) prepaid revenues; (c) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (d) Obligations under or in respect of a Qualified Securitization Financing.
          Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments and indemnification payments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.
          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.
          “Indenture” means this Indenture as amended or supplemented from time to time.
          “Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.
          “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.
          “Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit

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(including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.
          For purposes of the definition of “Unrestricted Subsidiary”, the definition of “Restricted Payment” and Section 4.04:
     (1) “Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.
          “Issue Date” means November 30,2005.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided, however, that in no event shall an operating lease be deemed to constitute a Lien.
          “Management Agreement” means the Advisory Agreement dated as of December 12,2004, among GMH Holding Company, GMH Acquisition Corp. and CVC Management LLC.

          “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
          “Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:
     (1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;
     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;
     (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;
     (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and
     (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.
          “Net Cash Proceeds”, with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          “Obligations” means with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.
          “Offering Circular” means the final offering circular dated as of November 22,2005 for the original issuance of the Securities.
          “Officer” means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.
          “Officers’ Certificate” means a certificate signed by two Officers.
          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.
          “Parent” means Gallarus Media Holdings, Inc., a Delaware corporation and its successors, and each other Person that directly or indirectly owns 100% of the Voting Stock of the Company.
          ‘Permitted Holders” means Citigroup Venture Capital Equity Partners, L.P. and its Affiliates.
          “Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:
     (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary, provided, however, that the primary business of such Restricted Subsidiary is a Related Business;
     (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;
     (3) cash and Temporary Cash Investments;
     (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
     (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

     (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;
     (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;
     (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to Section 4.06 or (ii) a disposition of assets not constituting an Asset Disposition;
     (9) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (10) any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;
     (11) any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under Section 4.03;
     (12) any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);
     (13) Investments the payment for which consists of Capital Stock of the Company or any of its direct or indirect parent entities (in each case exclusive of Disqualified Stock);
     (14) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;
     (15) any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; provided, however, that any Investment in a Securitization Subsidiary is in the form of a purchase money note, contribution of additional Securitization Assets or an equity interest;
     (16) Investments consisting of the transfer of accounts receivable and related assets; and
     (17) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (17) and outstanding on the date such Investment is made, do not exceed $15 million; provided, however, that if an Investment permitted pursuant to this clause (17) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, the lesser of the amount of (A) such Investment and (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time such Person becomes a Restricted Subsidiary, shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (17).
     “Permitted Liens” means with respect to any Person:
     (1) pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
     (2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue or any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;
     (3) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

     (4) Liens in favor of issuers of surety bonds issued pursuant to the request of and for the account of such Person in the ordinary course of business;
     (5) Liens to secure Indebtedness Incurred pursuant to Section 4.03(b)(ll);
     (6) Liens to secure Senior Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to or clauses (1), (2), (3), (4) (to extent such Indebtedness is secured on the Issue Date), (6) (to the extent the Indebtedness being Refinanced thereunder is secured), (8), (9) (to the extent the Indebtedness being Guaranteed is secured), (10) (to the extent the Securities have been previously secured), (12), 13), (14), (15) (to the extent the Liens extend only to the assets of the Securitization Subsidiary), (17) (to the extent the Liens extend only to assets of Foreign Subsidiaries) and (18) of Section 4.03(b);
     (7) Liens existing on the Issue Date;
     (8) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person, provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);
     (9) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);
     (10) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;
     (11) Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under this Indenture; and
     (12) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (5), (7), (8), or (9); provided, however, that:
     (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and
     (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (5), (7), (8) or (9) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.
Notwithstanding the foregoing, “Permitted Liens” will not include any Lien described in clause (5), (8), (9) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
          “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
          “principal” of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.
          “Products” means any products developed, acquired, produced, marketed or promoted by the Company or any of its Subsidiaries in connection with the conduct of a Related Business.
          “Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at Fair Market Value (as determined in good faith by the Company) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreements shall not be deemed a Qualified Securitization Financing.
          “Quotation Agent” means one of the Reference Treasury Dealers selected by the Trustee as directed by the Company.

          “Reference Treasury Dealer” means three nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.
          “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, purchase, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” shall have a correlative meaning.
          “Refinancing” shall mean, collectively, the transactions by which the Company (1) issued the Securities on the Issue Date and entered into the Term Credit Agreement and (2) used the proceeds from the issuance of the Securities on the Issue Date and borrowings under the Term Credit Agreement to repay $177.6 million of loans outstanding under the Company’s senior credit facilities existing prior to the Issue Date; retired the Company’s $30 million of senior subordinated notes existing on the Issue Date; and paid certain related accrued interest and prepayment penalties; and paid related costs and expenses.
          “Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:
     (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;
     (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;
     (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; and
     (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary (other than a Subsidiary Guarantor) that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
          “Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.
     “Restricted Payment” with respect to any Person means
     (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority shareholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));
     (2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of the Company held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);
     (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or
     (4) the making of any Investment (other than a Permitted Investment) in any Person.
          “Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          “Revolving Credit Agreement” means the Revolving Loan Credit Agreement dated as of November 30, 2005 to be entered into by and among the Company, the lenders party thereto, and Credit Suisse, as Administrative Agent, together with the related documents thereto (including the revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) including an indenture, governing Indebtedness Incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Revolving Credit Agreement or successor Revolving Credit Agreement whether by the same or any other lender, investor or group of lenders or investors.
          “Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Securities Act” means the U.S. Securities Act of 1933, as amended.
          “Securitization Assets” means any accounts receivable or other revenue streams from Products subject to a Qualified Securitization Financing.
          “Securitization Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.
          “Securitization Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset Securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such Securitization Assets.

          “Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
          “Securitization Subsidiary” means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Company or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company and (c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors or such other Person shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors or such other Person giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
          “Senior Indebtedness” means with respect to any Person:
     (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and
     (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above;

unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Securities or the Subsidiary Guaranty of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:
     (A) any obligation of such Person to the Company or any Subsidiary;
     (B) any liability for Federal, state, local or other taxes owed or owing by such Person;
     (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments entering such liabilities);
     (D) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or
     (E) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.
          “Senior Leverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of (i) Senior Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination less (ii) the aggregate amount of cash and cash equivalents of the Company and its Restricted Subsidiaries as of such date of determination to (y) EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements are available prior to such date of determination (the “Reference Period”); provided, however, that:
     (1) if the transaction giving rise to the need to calculate the Senior Leverage Ratio is an Incurrence of Senior Indebtedness, the amount of such Senior Indebtedness and the amount of cash and cash equivalents shall be calculated after giving effect on a pro forma basis to such Senior Indebtedness and the use of proceeds of such Senior Indebtedness;
     (2) if any Senior Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Senior Leverage Ratio (other than, in each case, Senior Indebtedness Incurred under any revolving credit agreement unless commitments thereunder are permanently reduced), the aggregate amount of Senior Indebtedness and the amount of cash and cash equivalents shall be calculated on a pro forma basis;
     (3) if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for the Reference Period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset

Disposition for the Reference Period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for the Reference Period;
     (4) if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets which constitutes all or substantially all of an operating unit of a business, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Senior Indebtedness) as if such Investment or acquisition had occurred on the first day of the Reference Period; and
     (5) if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of the Reference Period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, EBITDA for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of the Reference Period.
For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Senior Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Senior Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Senior Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any interest rate agreement applicable to such Senior Indebtedness if such interest rate agreement has a remaining term in excess of 12 months).
          If any Senior Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Senior Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent such Senior Indebtedness was incurred solely for working capital purposes.
          “Shareholders Agreement” means the Securities Purchase and Holders Agreement dated as of January 7, 2005, by and among GMH Holding Company, Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC, CVC/SSB Employee Fund, L.P., Court Square Capital Limited, the CVC co-investors identified therein and the management investors identified therein.
          “Stockholders Agreement” means the Securities Purchase and Holders Agreement dated as of January 7, 2005 by and among GMH Holding Company,

Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC, CVC/SSB Employee Fund, L.P., Court Square Capital Limited, the CVC co-investors identified therein and the management investors identified therein.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
          “Sponsor” means CVC Management LLC and its Affiliates.
          “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
          “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company that are customary in an accounts receivable securitization transaction.
          “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
          “Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities or a Subsidiary Guaranty of such Person, as the case may be, pursuant to a written agreement to that effect.
          “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.
          “Subsidiary Guarantor” means each Subsidiary of the Company that guarantees the Securities pursuant to the terms of this Indenture after the Issue Date.
          “Subsidiary Guaranty” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities.
          “Temporary Cash Investments” means any of the following:
     (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

     (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor;
     (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;
     (4) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-l” (or higher) according to Moody’s or “A-l” (or higher) according to Standard & Poor’s;
     (5) investments in securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s or “A” by Moody’s; and
     (6) investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (5) above.
          “Term Credit Agreement” means the Term Loan Credit Agreement dated as of November 30, 2005 to be entered into by and among the Company, the lenders party thereto, and Credit Suisse, as Administrative Agent, together with the related documents thereto (including the term loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document), including an indenture, governing Indebtedness Incurred to Refinance, in whole or in part, the borrowing and commitments then outstanding or permitted to be outstanding under such Term Credit Agreement of successor Term Credit Agreement, whether by the same or any other lender, investor or group of lenders or investors.
          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture.

          “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
          “Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.
          “Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.
          “Unrestricted Subsidiary” means:
     (1) NCID (Seattle), LLC, NCID (Vegas), LLC, NCID (West Palm), LLC, NCID (Austin), LLC, NCID, LLC and any other Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and
     (2) any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) either (x) the Company could Incur $1.00 of additional Indebtedness under Section 4.03(a) or (y) the Consolidated Leverage Ratio will not increase as a result of such designation, and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
          “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
          “Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          “Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

          SECTION 1.02. Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.07(a)
“Bankruptcy Law”	6.01(9)
“Change of Control Offer”	4.09(b)
“covenant defeasance option”	8.01(b)
“Custodian”	6.01(9)
“Definitive Securities”	Appendix
“Event of Default”	6.01
“Guaranteed Obligations”	10.01
“Initial Lien”	4.10
“legal defeasance option”	8.01(b)
“Offer”	4.06(b)
“Offer Amount”	4.06(c)(2)
“Offer Period”	4.06(c)(2)
“Paying Agent”	2.03
“Purchase Date”	4.06(c)(l)
“Registrar”	2.03
“Securities”	Appendix
“Successor Company”	5.01(a)(l)
“Tax Payments”	4.04(19)
          SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
          “indenture securities” means the Securities and the Subsidiary Guaranties;
          “obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.
          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
          SECTION 1.04. Rules of Construction. Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;

     (4) “including” means including without limitation;
     (5) words in the singular include the plural and words in the plural include the singular;
     (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;
     (7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority or entitlement to proceeds with respect to the same collateral or is secured by different collateral;
     (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
     (9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and
     (10) all references to the date the Securities were originally issued shall refer to the Issue Date.
Article 2
The Securities
          SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication thereof shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee’s certificate of authentication thereof shall be substantially in the form of Exhibit A attached hereto (“Exhibit A”), which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

          SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature which may be in counterparts.
          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.
          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.
          On the Issue Date, the Trustee shall authenticate and deliver $175 million of 10 3/4% Senior Notes due 2013 and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.
          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.
          The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.
          SECTION 2.04.   Paying Agent To Hold Money in Trust. On the Business Day prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (if other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or any Wholly Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
          SECTION 2.05. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.
          SECTION 2.06. Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of the Security being transferred for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401 of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.
          SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.
          Every replacement Security is an additional Obligation of the Company.

          SECTION 2.08. Outstanding Securities. The Securities outstanding at any time are all Securities authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.
          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).
          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof), to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date, such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.
          SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.
          SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall as promptly as practicable mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12. CUSIP Numbers, ISINs. etc, The Company, in issuing the Securities, may use “CUSIP” numbers, ISINs and “Common Code” numbers (in each case if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers, ISINs or “Common Code” numbers applicable to the Securities.
          SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, without the consent of the Holders, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture, which Securities shall have identical terms to the Initial Securities issued on the Issue Date, other than with respect to the date of issuance and issue price. All the Securities issued under this Indenture shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase.
          With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:
     (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities;
     (2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code; and
     (3) whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit A.
Article 3
Redemption
          SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.
          The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an

Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.
          SECTION 3.02. Selection of Securities to Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata except to the extent necessary to avoid having an outstanding aggregate principal amount of notes that is not a multiple of $1,000. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000. The Company shall redeem Securities with an aggregate value of $1,000 or less in whole and not in part. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.
          SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall electronically transmit or mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.
          The notice shall identify the Securities to be redeemed and shall state:
     (1) the redemption date;
     (2) the redemption price;
     (3) the name and address of the Paying Agent;
     (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;
     (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
     (7) the “CUSIP” number, ISIN or “Common Code” number, if any, printed on the Securities being redeemed; and
     (8) that no representation is made as to the correctness or accuracy of the “CUSIP” number, ISIN, or “Common Code” number, if any, listed in such notice or printed on the Securities.

          At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.
          SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is electronically transmitted or mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
          SECTION 3.05. Deposit of Redemption Price. On the Business Day prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancellation.
          SECTION 3.06. Securities Redeemed in Part. Upon surrender and cancellation of a Security that is redeemed in part, the Company shall execute and the Trustee shall issue and authenticate in the name of the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.
Article 4
Covenants
          SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.
          The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
          SECTION 4.02. SEC Reports. At all times while any Securities are outstanding, the Company shall provide the Trustee and the Holders with such annual and other reports as are equivalent to those specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so provided at the times specified for a non-accelerated filer for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. From and after the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement (as defined in the Appendix), the Company will file such reports with the SEC (subject to the next sentence), in addition to providing them to the Trustee and Holders. If, at any time subsequent to the consummation of the exchange offer contemplated by the Registration Rights Agreement (as defined in the Appendix), the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding two sentences with the SEC within the time periods required unless the SEC will not accept such a filing. The Company shall not take any action for the purpose of causing the SEC not to accept any such filings. The Company shall post the reports specified in the first sentence above on its website within the time periods that would apply if the Company were required to file those reports with the SEC.
          Notwithstanding the foregoing, the Company shall be entitled to satisfy the requirement set forth in the first sentence of the preceding paragraph prior to the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, to the extent that any such registration statement contains substantially the same information as would be required to be provided by the Company pursuant to such first sentence, by providing the Trustee and the Holders with such registration statement (and any amendments thereto) promptly following the filing thereof.
          In the event that any direct or indirect parent company of the Company is or becomes a Guarantor of the Guaranteed Obligations, the Company shall be entitled to satisfy its obligations under this Section 4.02 with respect to financial information relating to the Company by furnishing financial information relating to such direct or indirect parent company; provided, however, that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such direct or indirect parent company and any of its Subsidiaries other than the Company and its Subsidiaries, on the one hand, and the information relating to the Company, the Guarantors of the Guaranteed Obligations and the other Subsidiaries of the Company on a standalone basis, on the other hand.
          At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.
          In addition, the Company shall furnish to any Holder and any prospective investor, upon the requests of such Holder or prospective investor, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA § 314(a).
            SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Subsidiary Guarantor shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, (i) the Consolidated Leverage Ratio would be less than (x) 6.00 to 1.00 if such Indebtedness is Incurred on or prior to May 31,2007, (y) 5.75 to 1.00 if such Indebtedness is Incurred after May 31,2007 and on or prior to November 30,2008 or (z) 5.50 to 1.00 if such Indebtedness is Incurred after November 30,2008 and (ii) if such Indebtedness to be Incurred is Senior Indebtedness, then the Senior Leverage Ratio would be less than (A) 5.25 to 1.00 if such Senior Indebtedness is Incurred on or prior to May 31,2007 or (B) 5.00 to 1.00 if such Senior Indebtedness is Incurred after May 31,2007.
            (b) Notwithstanding Section 4.03(a), the Company and the Restricted Subsidiaries shall be entitled to Incur any or all of the following Indebtedness:
     (1) Indebtedness Incurred by the Company or any Subsidiary Guarantor pursuant to any Credit Agreement; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (b)(l) and then outstanding does not exceed the greater of (A) $85 million less the sum of all principal payments with respect to such Indebtedness pursuant to Section 4.06(a)(3)(A) and (B) the sum of (i) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries and (ii) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries;
     (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon, (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities and (C) if a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Subsidiary Guarantor with respect to its Subsidiary Guaranty; provided further, however, that any Indebtedness Incurred pursuant to this clause (2) shall not be required to be subordinated as set forth in paragraphs (B) and (C) of the immediately preceding proviso at any time during which such Indebtedness is evidenced by a note and such note constitutes collateral that secures any Senior Indebtedness of the Company or a Subsidiary Guarantor;

     (3) the Securities (other than any Additional Securities);
     (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));
     (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of the Company or was acquired by the Company); provided, however, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been entitled to Incur at least $ 1.00 of additional Indebtedness pursuant to Section 4.03(a);
     (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (3), (4), (5) or (10) of this Section 4.03 (b) or this clause (6); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;
     (7) Hedging Obligations consisting of (A) Interest Rate Agreements or Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation and directly related to Indebtedness permitted to be Incurred by the Company and the Restricted Subsidiaries pursuant to this Indenture; or (B) Commodity Agreements related to the prices of raw materials purchased by the Company and its Restricted Subsidiaries;
     (8) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;
     (9) any Guarantee (including the Subsidiary Guaranties) by the Company or a Subsidiary Guarantor of Indebtedness of the Company or any Subsidiary so long as the Incurrence of such Indebtedness by the Company or such Subsidiary Guarantor is permitted under the terms of the Indenture;
     (10) Indebtedness of the Company and its Restricted Subsidiaries, to the extent the proceeds thereof are immediately used after the Incurrence thereof to purchase Securities tendered in an offer to purchase made as a result of a Change of Control;
     (11) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Related Business (whether through the direct purchase of assets or the Capital

Stock of any Person owning such assets) and any Indebtedness that Refinances any Indebtedness Incurred under this clause (11); provided, however, that the aggregate principal amount of all Indebtedness then outstanding and Incurred pursuant to this clause (11) does not exceed the greater of (x) $15 million and (y) 3% of Consolidated Total Assets;
     (12) Indebtedness Incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;
     (13) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing indemnification, adjustments to purchase price or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such disposed business, assets or Subsidiary for the purpose of financing such acquisition; provided, however, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received by the Company and any Restricted Subsidiaries in connection with such disposition;
     (14) Obligations in respect of performance, bid, surety and appeal bonds and performance and completion guarantees provided by the Company or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;
     (15) Indebtedness Incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse (except for Standard Securitization Undertakings) to the Company or any of its Restricted Subsidiaries, other than a Securitization Subsidiary;
     (16) Indebtedness consisting of promissory notes issued by the Company or any Subsidiary Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Capital Stock of the Company or Parent permitted by Section 4.04;

     (17) Indebtedness Incurred by a Foreign Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of Foreign Subsidiaries Incurred pursuant to this clause (17) and then outstanding, does not exceed the greater of (A) $5 million and (B) 5% of Consolidated Foreign Assets as of the end of the Company’s most recent fiscal quarter for which financial statements are available; and
     (18) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence and Incurred pursuant to this clause (18), does not exceed $10 million.
     (c) For purposes of determining compliance with this Section 4.03:
     (1) any Indebtedness remaining outstanding under the Credit Agreements after the application of the net proceeds from the sale of the Securities and the Incurrence of loans under the Credit Agreements will be treated as Incurred on the Issue Date under Section 4.03(b)(l);
     (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described herein, the Company, in its sole discretion, shall classify such item of Indebtedness (or any portion thereof) at the time of Incurrence and shall only be required to include the amount and type of such Indebtedness in one of the above clauses;
     (3) the Company shall be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described herein; and
     (4) following the date of its Incurrence, any Indebtedness originally classified as Incurred pursuant to Section 4.03(a) or pursuant to any clause in Section 4.03(b) (other than clause (b)(1) above) may later be reclassified by the Company such that it will be deemed as having been Incurred pursuant to Section 4.03(a) or any clause of Section 4.03(b) to the extent that such reclassified Indebtedness could be Incurred pursuant to Section 4.03(a) or such clause of Section 4.03(b) at the time of such reclassification.
          SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:
     (1) a Default shall have occurred and be continuing (or would result therefrom);
     (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

     (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount of any payments made in property other than in cash to be valued at the Fair Market Value of such property) since the Issue Date would exceed the sum of (without duplication):
     (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from October 1,2005 to the end of the most recent fiscal quarter for which internal financial statements are available prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus
     (B) 100% of the aggregate Net Cash Proceeds and the Fair Market Value of any other property or assets, in each case received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital and the Fair Market Value of any other property and assets contributed to the Company from its shareholders (other than Excluded Contributions) subsequent to the Issue Date; plus
     (C) the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of the Company for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by, and the Fair Market Value of any other property and assets contributed to, the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus
     (D) to the extent not included in Consolidated Net Income, an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments and excluding Investments made pursuant to Section 4.04(b)(12) or Section 4.04(b)(14)) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital, in each case received by the Company or any Restricted Subsidiary and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such

Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the amount calculated pursuant to clause (ii) shall not include any Investments made by the Company or a Restricted Subsidiary pursuant to Section 4.04(b)(12) or Section 4.04(b)(14) or as a Permitted Investment.
     (b) The provisions of Section 4.04(a) shall not prohibit:
     (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);
     (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, other Subordinated Obligations of such Person which are permitted to be Incurred pursuant to Section 4.03; provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;
     (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that the payment of such dividend (but not the declaration) shall be excluded in the calculation of the amount of Restricted Payments;
     (4) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Company, any of its direct or indirect parent entities (including Parent) or any of its Subsidiaries from employees, former employees, directors, former directors, consultants or former consultants of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors, former directors, consultants or former consultants), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $5 million in any calendar year; provided further, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, from the sale of Capital Stock of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent entities that occurs after the Issue Date plus (B) the cash proceeds of “key man” life insurance policies received by the Company or its Restricted Subsidiaries after the Issue Date; less (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4) (provided, however, that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above to an increase in the amount of Restricted Payments that may be made pursuant to Section 4.04(a)(3)); provided further, however, that such purchases, redemptions and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;
     (5) the declaration and payment of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); provided further, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;
     (6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
     (7) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Board of Directors); provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;
     (8) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor or Preferred Stock of the Company or any Restricted Subsidiary, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, or 101% of the liquidation preference or face amount of such Preferred Stock, plus, in each case, any accrued and unpaid interest or dividends thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a

Change of Control Offer with respect to the Securities as a result of such Change of Control and has repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer; provided further, however, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;
     (9) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.03; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom; provided further, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments;
     (10) in the event of an Asset Disposition that requires the Company to offer to repurchase Securities pursuant to Section 4.06, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor or Preferred Stock of the Company or any Restricted Subsidiary, in each case, at a purchase price not greater than 100% of the principal amount (or, if such Subordinated Obligations were issued with original issue discount, 100% of the accreted value) of such Subordinated Obligations, or 100% of the liquidation preference or face amount of such Preferred Stock, plus, in each case, any accrued and unpaid interest or dividends thereon; provided, however, that (A) prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company has made an offer with respect to the Securities pursuant to Section 4.06 and has repurchased all Securities validly tendered and not withdrawn in connection with such offer and (B) the aggregate amount of all such payments, purchases, redemptions, defeasances or other acquisitions or retirements of all such Subordinated Obligations or Preferred Stock may not exceed (x) the amount by which Net Available Cash was reduced as a result of the offer with respect to the Securities less (y) the Net Available Cash actually used to consummate the offer of the Securities (and any other Senior Indebtedness of the Company or any Subsidiary Guarantor included in such offer); provided further, however, that such payments, purchases, redemptions, defeasances, or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;
     (11) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Issue Date and the declaration and payment of dividends to any direct or indirect parent entity of the Company the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of any direct or indirect parent entity of the Company issued after the Issue Date; provided, however, that (A) for the most recently ended four fall fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions thereon that would be payable during such four full fiscal quarters) on a pro forma basis, the Company would have had a Consolidated Coverage Ratio of at least 2 to 1 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (11) does not exceed the Net Cash Proceeds actually received by the Company from any such sale of such Designated Preferred Stock issued after the Issue Date; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
     (12) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed $7.5 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
     (13) the payment of dividends on the Company’s common stock following the first public offering of the Company’s common stock or the common stock of Parent after the Issue Date of up to 6% per annum of the Net Cash Proceeds received by or contributed to the Company after the Issue Date in any such public offering, other than public offerings with respect to the Company’s common stock or the common stock of such parent entities registered on Form S-4 or Form S-8; provided, however, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;
     (14) Investments that are made with Excluded Contributions; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
     (15) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
     (16) the declaration and payment of dividends to, or the making of loans to, Parent in amounts required for Parent to pay, without duplication:
     (A) franchise taxes and other fees, taxes and expenses required to maintain its corporate existence;
     (B) customary salary, bonus, severance and other benefits payable to, and indemnities provided on behalf of, officers and employees of Parent to the extent such salaries, bonuses, severance, indemnities and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

     (C) general corporate overhead expenses for Parent to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries; and
     (D) reasonable fees and expenses Incurred in connection with any unsuccessful debt or equity offering by Parent;
provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
     (17) the payment to Parent of an amount equal to the aggregate amount of management, consulting, monitoring and advisory fees and related reasonable expenses that Parent is obligated to pay to the Sponsor or any of its Affiliates (without duplication of any similar amounts payable by the Company) pursuant to the Management Agreement or any amendment thereto (so long as any such amendment is not less advantageous to the Holders in any material respect than the Management Agreement); provided, however, that at the time of and after giving effect to such payment, no Default shall have occurred and be continuing or would occur as a consequence thereof; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
     (18) payments to Parent in connection with the existence of, or the performance by such parent entity of its obligations under the terms of, the Shareholders Agreement (including any registration rights agreement or purchase agreements related thereto to which it is a party on the Issue Date and any similar agreement that it may enter into thereafter); provided, however, that at the time of and after giving effect to such payment, no Default shall have occurred and be continuing or would occur as a consequence thereof; provided further, however, that the existence of, or the performance by such parent entity of its obligations under, any future amendment to the Shareholders Agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (18) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to holders of the Securities in any material respect than the original agreement as in effect on the Issue Date; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;
     (19) for so long as the Company is a member of a group filing a consolidated or combined tax return with Parent, payments to Parent in respect of an allocable portion of the tax liabilities of such group that are attributable to the Company and the Restricted Subsidiaries (“Tax Payments”); provided, however, that the aggregate Tax Payments made since the Issue Date shall not exceed the lesser of:

     (A) the aggregate amount since the Issue Date of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with the Restricted Subsidiaries that are members of the Company’s consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Restricted Subsidiaries from other taxable years; and
     (B) the aggregate amount of the relevant tax that Parent actually owes to the appropriate taxing authority after the Issue Date;
provided further, however, that (i) any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of Parent’s receipt of such Tax Payments or refunded to the Company and (ii) such Tax Payments shall be excluded in the calculation of the amount of Restricted Payments; and
     (20) payments to Parent to the extent necessary to enable Parent to retire in full, including accrued and unpaid interest and any prepayment penalties associated therewith, its pay-in-kind subordinated notes outstanding on the Issue Date; provided, however, that the Consolidated Leverage Ratio of the Company, after giving effect to the making of such payments and the Incurrence of any Indebtedness related thereto, shall be less than 4.5 to 1.0; provided further, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments; or
     (21) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (21), does not exceed $7.5 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such dividends shall be excluded in the calculation of the amount of Restricted Payments.
          SECTION 4.05. Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:
     (1) with respect to clauses (a), (b) and (c) of this Section 4.05,
     (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

     (B) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;
     (C) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C) or contained in any amendment to an agreement referred to in Section 4.05(1)(A) or (B) or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;
     (D) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;
     (E) any encumbrance or restriction existing under Indebtedness or other contractual requirements of a Securitization Subsidiary in connection with a Qualified Securitization Transaction; provided, however, that such restrictions apply only to such Securitization Subsidiary; and
     (F) restrictions in agreements governing Indebtedness Incurred after the Issue Date that are, taken as a whole, no less favorable in any material respect to the holders of Securities than restrictions contained in agreements governing Indebtedness in effect on the Issue Date.
(2) with respect to clause (c) only,
     (A) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of me lease or the property leased thereunder;
     (B) any encumbrance or restriction contained in security agreements, pledges or mortgages securing Indebtedness or in Capital Lease Obligations of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements, pledges, mortgages or Capital Lease Obligations;
     (C) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (D) any encumbrance or restriction consisting of customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, license agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
     (E) restrictions arising from any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture;
     (F) restrictions pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; and
     (G) any encumbrance or restriction arising under applicable law, rule, regulation or order.
          SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:
     (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;
     (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents or Additional Assets; and
     (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be):
     (A) first, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness (other than any Disqualified Stock) of any other Restricted Subsidiary (in each case other than Indebtedness owed to the Company or a Subsidiary of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;
     (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and
     (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer to the Holders (and to holders of other Senior Indebtedness of the Company designated by the Company) to purchase Securities (and such other Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in this Indenture;
provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) (other than Indebtedness outstanding under a revolving credit facility of the Company or a Restricted Subsidiary) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.
The 75% limitation in clause (2) above will not apply to any Asset Disposition in which the cash or cash equivalents received therefrom, determined in accordance with the paragraph immediately below, are equal to or greater than the after-tax cash and cash equivalents that would have been received therefrom had such provisions applied. Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.06(a) exceeds $10 million. Pending application of Net Available Cash pursuant to this Section 4.06(a), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit Indebtedness.
          For the purposes of this Section 4.06(a), the following are deemed to be cash or cash equivalents:
     (i) the assumption or discharge of liabilities of the Company (other than Obligations in respect of Disqualified Stock of the Company or in respect of liabilities that are by their terms subordinated to the Securities) or any Restricted Subsidiary (other than Obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor or in respect of liabilities that are by their terms subordinated to the Subsidiary Guaranty of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such liabilities in connection with such Asset Disposition;
     (ii) securities received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt of such securities, to the extent of the cash received in that conversion; and
     (iii) Designated Noncash Consideration in an amount not to exceed in the aggregate at any one time outstanding the greater of (A) $10 million and (B) 2% of Consolidated Total Assets as of the end of the Company’s most recent fiscal quarter for which internal financial statements are available.
          (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness of the Company or of a Subsidiary Guarantor) pursuant to Section 4.06(a)(3)(C), the Company shall purchase Securities tendered pursuant to an offer by the Company for the Securities (and such other Senior Indebtedness of the Company) (the “Offer”) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of Securities tendered exceeds the Net Available Cash allotted to their purchase, the Company shall select the Securities to be purchased on a pro rata basis but in round denominations, which in the case of the Securities will be denominations of $ 1,000 principal amount or multiples thereof. The Company shall not be required to make an Offer to purchase Securities (and other Senior Indebtedness of the Company or of a Subsidiary Guarantor) pursuant to this Section 4.06 if the Net Available Cash available therefor is less than $10 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an Offer, Net Available Cash shall be reset to zero and any Net Available Cash that in fact remains after the completion of such offer to purchase may be used by the Company or the Restricted Subsidiaries for any purpose not otherwise prohibited by this Indenture.
          (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”) and shall contain such information concerning the business of the Company which the Company in good faith believes will enable such

Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company or annual report provided to the Holders, the most recent subsequently filed Quarterly Report on Form 10-Q or quarterly report provided to the Holders and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report or current report provided to the Holders, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (B) a description of material developments in the Company’s business subsequent to the date of the latest of such reports, and (C) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).
     (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Company shall deliver to the Trustee an Officers’ Certificate as to (A) the amount of the Offer (the “Offer Amount”), including information as to any other Senior Subordinated Indebtedness of the Company or any Subsidiary Guarantor included in the Offer, (B) the allocation of the Net Available Cash from the Asset Disposition pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b). On such date, the Company shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Subordinated Indebtedness of the Company or any Subsidiary Guarantor, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the “Offer Period”), the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Company immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.
     (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives, not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the

Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.
     (4) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.
            (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.
          SECTION 4.07. Limitation on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into, make or amend any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) unless:
     (1) the terms thereof are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;
     (2) if such Affiliate Transaction involves an amount in excess of $5 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and
     (3) if such Affiliate Transaction involves an amount in excess of $15 million, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.
     (b) The provisions of Section 4.07(a) shall not prohibit:

     (1) any Investment (other than an Investment described in clauses (1) and (2) of the definition of “Permitted Investment”) or other Restricted Payment, in each case permitted to be made pursuant to Section 4.04, other than a Restricted Payment made pursuant to Section 4.04(b)(l);
     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;
     (3) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $2 million in the aggregate outstanding at any one time;
     (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries in the ordinary course of business;
     (5) any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;
     (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;
     (7) payments made by the Company or any Restricted Subsidiary to the Sponsor and any of its Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by a majority of the disinterested members of the Board of Directors in good faith pursuant to the Management Agreement;
     (8) transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Qualified Party stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.07(a)(l);
     (9) the Refinancing and the payment of all transaction, underwriting, commitment and other fees and expenses Incurred in connection with the Refinancing;
     (10) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;

   (11) the entering into of any tax sharing agreement or arrangement and the making of any Tax Payments thereunder to the extent permitted by Section 4.04(b)(19);
   (12) any contribution to the capital of the Company;
   (13) any agreement as in effect on the Issue Date or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby; and
   (14) transactions between the Company or any of its Restricted Subsidiaries and any Person, a director of which is also a director of the Company or any direct or indirect parent company of the Company and such director is the sole cause for such Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as director of the Company or such direct or indirect parent company, as the case may be, on any matter involving such other Person.
          SECTION 4.08. Limitation on Line of Business. The Company shall not, and shall not permit any Restricted Subsidiary, to engage in any business other than a Related Business, except to the extent as would not be material to the Company and the Restricted Subsidiaries, taken as a whole.
          SECTION 4.09. Change of Control. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Company purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b). In the event that at the time of such Change of Control the terms of the Senior Indebtedness of the Company restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.09(b) below, but in any event within 30 days following any Change of Control, the Company shall (1) repay in full all such Senior Indebtedness or (ii) obtain the requisite consent under the agreements governing such Senior Indebtedness to permit the repurchase of the Securities as provided for in Section 4.09(b).
          (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:
   (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);
   (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);
   (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
   (4) the instructions, as determined by the Company, consistent with this Section, that a Holder must follow in order to have its Securities purchased.
          (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.
          (d) On the purchase date, all Securities purchased by the Company under this Section shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.
          (e) Notwithstanding the foregoing provisions of this Section, the Company (1) shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer or the Company has called all the Securities for redemption pursuant to the optional redemption provisions described in paragraph 5 of the Securities.
          (f) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.
          SECTION 4.10. Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien (the “Initial Lien”) of any nature whatsoever on any of its properties

(including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Securities shall be secured equally and ratably with (or prior to, in the event such Indebtedness is a Subordinated Obligation) the obligations so secured for so long as such obligations are so secured.
          Any Lien created for the benefit of the Holders pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
          SECTION 4.11. Limitation on Sale/Leaseback Transactions. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (a) the Company or such Restricted Subsidiary would be entitled to (1) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (2) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Securities pursuant to Section 4.10, (b) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors) of such property and (c) the Company applies the proceeds of such transaction in compliance with Section 4.06.
          SECTION 4.12. Future Guarantors. The Company shall cause each Domestic Restricted Subsidiary that Incurs any Indebtedness (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(2), (4), (8), (12), (13), (14) or (15)) to, and each Foreign Subsidiary that enters into a Guarantee of any Indebtedness (other than a Foreign Subsidiary that Guarantees Indebtedness Incurred by another Foreign Subsidiary) to, in each case, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on the same terms and conditions as those set forth in Article 10 of this Indenture.
          SECTION 4.13. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).
          SECTION 4.14. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Article 5
Successor Company
          SECTION 5.01. When Company May Merge or Transfer Assets. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:
   (1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;
   (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
   (3) immediately after giving pro forma effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (B) there would be no increase in the Consolidated Leverage Ratio compared to that immediately prior to such transaction; and
   (4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture;
provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or to any Restricted Subsidiary or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.
          For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company shall be released from the obligation to pay the principal of and interest on the Securities.
          (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:
(1) except in the case of a Subsidiary Guarantor (A) that has sold all or substantially all of its assets to another Person (other than to the Company or a Subsidiary of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (B) that, as a result of the sale or disposition of all or a portion of its Capital Stock, following which such Subsidiary Guarantor ceases to be a Subsidiary, the resulting, surviving or transferee Person (if not such Subsidiary Guarantor, the Company or another Subsidiary Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary Guarantor was organized or under the laws of the United States of America, or any State hereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor, if any, under its Subsidiary Guaranty;
(2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with this Indenture.
Article 6
Defaults and Remedies
          SECTION 6.01. Events of Default. An “Event of Default” occurs if:
     (1) the Company defaults in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days;
     (2) the Company (A) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise or (B) fails to purchase Securities when required pursuant to this Indenture or the Securities;
     (3) the Company fails to comply for 45 days after the notice specified below with Section 4.09 (other than a failure to purchase Securities) or Section 5.01;

     (4) the Company or any Subsidiary Guarantor fails to comply with any of its agreements contained in this Indenture (other than those referred to in clause (1), (2) or (3) above) and such failure continues for 60 days after the notice specified below;
     (5) Indebtedness of the Company, any Subsidiary Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated prior to final maturity by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $7.5 million, or its foreign currency equivalent at the time;
     (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
     (A) commences a voluntary case;
     (B) consents to the entry of an order for relief against it in an involuntary case;
     (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (D) makes a general assignment for the benefit of its creditors;
or takes any comparable action under any foreign laws relating to insolvency;
     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;
     (B) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or
     (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
     (8) any judgment or decree for the payment of money in excess of $7.5 million or its foreign currency equivalent at the time over amounts covered by insurance as to which the insurer(s) have not disclaimed liability is entered against the Company, a Subsidiary Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed; or

   (9) any Subsidiary Guaranty ceases to be in full force and effect (other than in accordance with the terms of the Indenture or such Subsidiary Guaranty) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.
          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          A Default under clauses (3) and (4) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (5) or (9) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (3), (4) or (8), its status and what action the Company is taking or proposes to take with respect thereto.
          SECTION 6.02. Acceleration. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) with respect to the Company) occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in principal amount of the Securities, by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(6) or (7) with respect to the Company occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          (b) In the event of a declaration of acceleration of the Securities because an Event of Default has occurred and is continuing as a result of an Event of Default described in Section 6.01(5), the declaration of acceleration of the Securities shall be automatically annulled if the holders of any Indebtedness described in Section 6.01(5)

have rescinded the declaration of acceleration in respect of such Indebtedness within 20 days of the date of the declaration and if all other existing Events of Default, except nonpayment of principal or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived.
          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.
          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.
          SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:
   (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
   (2) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;
   (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

   (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
   (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.
          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner or its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.
          SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.
          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.
   Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
   FIRST: to the Trustee for amounts due under Section 7.07;

   SECOND: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and
   THIRD: to the Company.
          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
          SECTION 6.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.
          SECTION 6.11. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
Article 7
Trustee
          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing (and has not been cured), the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
   (b) Except during the continuance of an Event of Default:
   (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.
          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
          SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
          SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities; it shall not be accountable for the Company’s use of the proceeds from the Securities; and it shall not be responsible for any statement of the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.
          SECTION 7.05. Notice of Defaults. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail or electronically transmit to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Holders.
          SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each December 1 beginning with the second December 1 following the date of this Indenture, and in any event prior to February 1 in each year following such date, the Trustee shall mail to each Holder a brief report dated as of December 1 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).
          A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees) Incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
          To secure the Company’s payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.
          The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee Incurs expenses after the occurrence of a Default specified in Section 6.01(6) or (7) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
          SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged bankrupt or insolvent;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
          If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
          SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificates of the Trustee shall have.
          SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(l) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(l) are met.

          SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
Article 8
Discharge of Indenture; Defeasance
          SECTION 8.01. Discharge of Liability on Securities; Defeasance. (a) When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities have become due and payable, whether at maturity or on a redemption date as a result of the electronic transmission or mailing of a notice of redemption pursuant to Article 3 hereof and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01 (c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture after (i) the conditions of Section 8.01 have been satisfied and (ii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent referred to in clause (i) above relating to the satisfaction and discharge of this Indenture have been complied with.
          (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities and this Indenture except for its obligations under Section 2.03, 2.06 and 2.07 (“legal defeasance option”) or (2) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and the operation of Sections 6.01(5) (but only to the extent it applies to the foregoing Sections of Article 4), 6.01(6) and 6.01(7) (but, in the case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries and Subsidiary Guarantors), 6.01(8) and 6.01(9) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
          If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(5) (but only to the extent such Event of Default arises from a breach of Sections 4.02-4.12), 6.01 (6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(6) and (7), with respect only to Significant Subsidiaries and Subsidiary Guarantors) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guaranty.

          Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
          (c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive.
          SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:
     (1) the Company irrevocably deposits in trust with the Trustee money of U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;
     (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;
     (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(6) or (7) with respect to the Company occurs which is continuing at the end of the period;
     (4) the deposit does not constitute a default under any other agreement binding on the Company;
     (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, nor is qualified as, a regulated investment company under the Investment Company Act of 1940;
     (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon, such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;
     (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;
     (8) the Company delivers to the Trustee an Opinion of Counsel in the jurisdiction of organization of the Company (if other than the United States) to the effect that (A) Holders will not recognize income, gain or loss for income tax purposes of such jurisdiction as a result of such deposit and defeasance, and will be subject to income tax of such jurisdiction on the same amounts, and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
     (9) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.
          Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.
          SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.
          SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or Securities held by them at any time.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company, upon request, any money held by them for the payment of principal of or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.
          SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
          SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this

Indenture, each Subsidiary Guaranty and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the rights of the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.
Article 9
Amendments
          SECTION 9.01. Without Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:
     (1) to cure any ambiguity, omission, defect or inconsistency;
     (2) to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor pursuant to Article 5;
     (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;
     (4) to add Guarantees with respect to the Securities, including any Subsidiary Guaranties, or to secure the Securities;
     (5) to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary Guarantor;
     (6) to make any change that does not adversely affect the rights of any Holder pursuant to this Indenture;
     (7) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;
     (8) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; provided, however, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and(b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities;

     (9) to conform the text of the Indenture, the Subsidiary Guaranties or the Securities to any provision of the “Description of Notes” contained in the Offering Circular to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guaranties or the Securities;
     (10) to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture as of the Issue Date; or
     (11) to approve the particular form of any proposed amendment.
          After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.02. With Consent of Holders. The Company, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding. However, without the consent of each Holder affected thereby, an amendment or waiver may not:
     (1) reduce the principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the rate of or extend the time for payment of interest on any Security;
     (3) reduce the principal amount of or change the Stated Maturity of any Security;
     (4) change the provisions applicable to the redemption of any Security contained in Article 3 hereto or paragraph 5 of the Securities;
     (5) make any Security payable in money other than that stated in the Security;
     (6) make any changes in the ranking or priority of any Security that would adversely affect the Holders;
     (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

     (8) make any material change in, or release (other than in accordance with this Indenture), any Subsidiary Guaranty that would adversely affect the Holders; or
          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.
          SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.
          SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
          SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return to the Holder. Alternatively, if the Company or the Trustee so determines, the Company, in exchange for the Security, shall issue, and the Trustee shall authenticate, a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and (subject to Section 7.01) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.
          SECTION 9.07. Payment for Consent. Neither the Company nor any Subsidiary of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
Article 10
Subsidiary Guaranties
          SECTION 10.01. Guaranties. Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture and the Securities (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.
          Each Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any Default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under this Indenture, the Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other Guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Subsidiary Guarantor.

          Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
          Each Subsidiary Guaranty is made subject to such provisions of this Indenture.
          Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.
          Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.
          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as tile same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.
          Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the

Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.
          Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) Incurred by the Trustee or any Holder in enforcing any rights under this Section.
          SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
          SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.
          SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.
          SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07):

     (1) upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor, following which such Subsidiary Guarantor is no longer a Restricted Subsidiary;
     (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;
     (3) upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture;
     (4) at such time as such Subsidiary Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor to enter into a Guaranty Agreement pursuant to Section 4.12 and the Company provides an Officers’ Certificate to the Trustee certifying that no such Indebtedness is outstanding and that the Company elects to have such Subsidiary Guarantor released from this Article 10;
     (5) upon defeasance of the Securities pursuant to Article 8; or
     (6) upon the Ml satisfaction and discharge of the Company’s obligations under this Indenture;
provided, however, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Company or a Subsidiary of the Company, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under Section 4.06.
At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.
     SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.
Article 11
Miscellaneous
          SECTION 11.01. Trust Indenture Act Controls. If any pro vision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:
          if to the Company or any Subsidiary Guarantor:
Network Communications, Inc.
2305 Newpoint Parkway
Lawrenceville, GA 30043
Attention of Gerard P. Parker
if to the Trustee:
Wells Fargo Bank, N.A.
Corporate Trust Services — CFS
Sixth Street and Marquette Avenue
MAC N9303-120
Minneapolis, MN 55479
Attention of NCI Administrator
          The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
          Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.
          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
          SECTION 11.03. Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
          SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

     (1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.
          SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.
          SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of the Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 11.09. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.
          SECTION 11.10. No Recourse Against Others. A director, officer, employee, incorporator or shareholder, as such, of the Company or any of its Affiliates or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities, any Subsidiary Guaranty or this Indenture or of such Subsidiary Guarantor under its Subsidiary Guaranty or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
          SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
          SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

WELLS FARGO BANK, N.A.,

by	/s/ Lynn M. Steiner

Name: Lynn M. Steiner
Title: Vice President
Indenture Signature Page

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NETWORK COMMUNICATIONS, INC.

By:	/s/ Gerard P. Parker

Name: Gerard P. Parker
Title: Chief Financial Officer

RULE 144A/REGULATION S/IAI APPENDIX
PROVISIONS RELATING TO INITIAL SECURITIES,
PRIVATE EXCHANGE SECURITIES
AND EXCHANGE SECURITIES

1.	Definitions.

1.1	Definitions.
For the purposes of this Appendix the following terms shall have the meanings indicated below:
          “Applicable Premium” means with respect to a Security at any redemption date, the greater of (i) 1.00% of the principal amount of such Security and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Security on December 1, 2009 (such redemption price being described in paragraph 5 of the Securities, exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Security through December 1, 2009 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date.
          Calculation of the “Applicable Premium” shall be made by the Quotation Agent.
          “Applicable Procedures” means, with respect to any transfer or transaction involving Temporary Regulation S Global Securities or beneficial interests therein, the rules and procedures of the Depository for such Temporary Regulation S Global Securities, to the extent applicable to such transaction and as in effect from time to time.
          “Definitive Securities” means certificated Initial Securities, Exchange Securities or Private Exchange Securities bearing, if required, the appropriate restricted securities legends set forth in Section 2.3(e).
          “Depository” means The Depository Trust Company in New York, New York, its nominees and their respective successors.
          “Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.
          “Exchange Securities” means (1) the 10 3/4% Senior Notes due 2013 issued pursuant to the Indenture in connection with the Registered Exchange Offer pursuant to

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the Registration Rights Agreement and (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.
          “IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(l), (2), (3) and (7) of Regulation D under the Securities Act.
          “Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, Credit Suisse First Boston LLC and TD Securities (USA) LLC and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.
          “Initial Securities” means (1) $175,000,000 aggregate principal amount of 10 3/4% Senior Notes due 2013 issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.
          “Private Exchange” means the offer by the Company, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.
          “Private Exchange Securities” means any 10 3/4% Senior Notes due 2013 issued in connection with a Private Exchange.
          “Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated November 22, 2005, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.
          “Registration Rights Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated November 30, 2005, among the Company and the Initial Purchasers and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.
          “Securities” means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

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          “Securities Act” means the Securities Act of 1933, as amended.
          “Securities Custodian” means the custodian with respect to Global Securities (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.
          “Shelf Registration Statement” means the registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to the Registration Rights Agreement.
          “Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.
     1.2 Other Definitions.

	Defined in
Term	Section:

“Agent Members”	2.1	(b)
“Global Securities”	2.1	(a)
“IAI Global Securities”	2.1	(a)
“Permanent Regulation S Global Securities”	2.1	(a)
“Regulation S”	2.1	(a)
“Regulation S Global Securities”	2.1	(a)
“Rule 144A”	2.1	(a)
“Rule 144A Global Securities”	2.1	(a)
“Temporary Regulation S Global Securities”	2.1	(a)
          Capitalized terms used but not defined in this Appendix shall have the meanings assigned in Section 1.01 or Section 1.02 of this Indenture.
     2. The Securities.
     2.1 (a) Form and Dating. The Initial Securities will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (the “Rule 144A Global Securities”); Initial Securities initially resold to IAIs shall be issued initially in the form

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of one or more permanent global Securities in definitive, fully registered form (the “IAI Global Securities”); and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (the “Temporary Regulation S Global Securities”), in each case without interest coupons and with the global securities legends and the applicable restricted securities legends set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1 (a), beneficial ownership interests in the Temporary Regulation S Global Securities will not be exchangeable for interests in Rule 144A Global Securities, IAI Global Securities, permanent global securities (the “Permanent Regulation S Global Securities”, and together with the Temporary Regulation S Global Securities, the “Regulation S Global Securities”) or Definitive Securities prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Securities are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act, (ii) in the case of an exchange for IAI Global Securities, the interests in the Temporary Regulation S Global Securities are being transferred to “accredited investors” under the Securities Act that are institutional “accredited investors” acquiring the securities for their own accounts or for the accounts of other institutional “accredited investors” and (iii) in the case of an exchange for Definitive Securities, in compliance with the requirements under Section 2.4(a).
          Beneficial interests in Temporary Regulation S Global Securities or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interests in the Temporary Regulation S Global Securities or the IAI Global Securities, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interests in the Temporary Regulation S Global Securities or the IAI Global Securities, as applicable, are being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
          Beneficial interests in Temporary Regulation S Global Securities and Rule 144A Global Securities may be exchanged for interests in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Temporary Regulation S Global Securities or Rule 144A Global Securities, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Securities or Rule 144A Global Securities, as applicable, are being transferred (a) to “accredited investors” within the meaning of

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501(a)(l), (2), (3) and (7) of Regulation D under the Securities Act that are institutional investors acquiring the securities for their own accounts or for the accounts of other institutional accredited investors, in each case in minimum principal amounts of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
          Beneficial interests in Rule 144A Global Securities or IAI Global Securities may be transferred to Persons who take delivery in the form of interests in Regulation S Global Securities, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 under the Securities Act (if applicable).
          Definitive Securities may not be exchanged for beneficial interests in any Global Securities unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Definitive Securities.
          The Rule 144A Global Securities, the IAI Global Securities, the Temporary Regulation S Global Securities and the Permanent Regulation S Global Securities are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.
          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to Global Securities deposited with or on behalf of the Depository.
          The Company shall execute and the Trustee shall, in accordance with this Section 2.1 (b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository for credit to an account of a direct or indirect participant in the Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.
          Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Securities held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Securities, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the

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Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a Holder of beneficial interests in any Global Securities.
          (c) Definitive Securities. Except as provided in this Section 2.1, Section 2.3 or Section 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.
     2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $175 million 10 3/4% Senior Notes due 2013, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.02 of the Indenture and (3) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.
     2.3 Transfer and Exchange.
          (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:
          (x) to register the transfer of such Definitive Securities; or
          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations;
the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:
     (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by each Holder thereof or its attorney duly authorized in writing; and
     (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

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     (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
     (B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or
     (C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Definitive Securities) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).
          (b) Restrictions on Transfer of Definitive Securities for Beneficial Interests in Global Securities. Definitive Securities may not be exchanged for beneficial interests in Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of Definitive Securities, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:
     (i) certification, in the form set forth on the reverse of the Definitive Securities, that such Definitive Securities are either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Definitive Securities in reliance on Regulation S to a buyer who elects to hold its interests in such Definitive Securities in the form of beneficial interests in Permanent Regulation S Global Securities; and
     (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Securities (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Securities (in the case of a transfer pursuant to clause (b)(i)(B)) or Permanent Regulation S Global Securities (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase;

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then the Trustee shall cancel such Definitive Securities and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, to be increased by the aggregate principal amount of the Definitive Securities to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions beneficial interests in the Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, equal to the principal amount of the Definitive Securities so canceled. If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, new Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, in the appropriate principal amounts.
          (c) Transfer and Exchange of Global Securities.
     (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in Global Securities shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Securities. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Securities and to debit the account of the Person making the transfer the beneficial interest in the Global Securities being transferred.
     (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.
     (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), Global Securities may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

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     (iv) In the event that Global Securities are exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Global Securities, such Global Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.
          (d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for interests in Permanent Regulation S Global Securities) or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.
          (e) Legend.
     (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE

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UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
     Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

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          Each Definitive Security shall also bear the following additional legend:
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
     (ii) Upon any sale or transfer of Transfer Restricted Securities (including any Transfer Restricted Securities represented by Global Securities) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Securities for certificated Securities that do not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Securities, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Transfer Restricted Securities).
     (iii) After a transfer of any Initial Securities or Private Exchange Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Securities or such Private Exchange Securities will cease to apply, the requirements requiring any such Initial Securities or such Private Exchange Securities issued to certain Holders be issued in global form will cease to apply, and certificated Initial Securities or Private Exchange Securities or Initial Securities or Private Exchange Securities in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder’s certificated Initial Securities or Private Exchange Securities or directions to transfer such Holder’s interest in the Global Securities, as applicable.
     (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto, will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.
     (v) Upon the consummation of a Private Exchange with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in

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global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Private Exchange Securities in global form with the global securities legend and the applicable restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.
          (f) Cancellation or Adjustment of Global Securities. At such time as all beneficial interests in Global Securities have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Securities shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interests in Global Securities are exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Securities shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Securities) with respect to such Global Securities, by the Trustee or the Securities Custodian, to reflect such reduction.
          (g) No Obligation of the Trustee.
     (i) The Trustee shall have no responsibility or obligation to any beneficial owner of Global Securities, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of Global Securities). The rights of beneficial owners in Global Securities shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.
     (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interests in any Securities (including any transfers between or among Depository participants, members or beneficial owners in any Global Securities) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to

13

examine the same to determine substantial compliance as to form with the express requirements hereof.
          2.4 Definitive Securities.
          (a) Global Securities deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in aggregate principal amounts equal to the principal amounts of such Global Securities, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Securities and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) a Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.
          (b) Global Securities that are transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Securities, an equal aggregate principal amount of Definitive Securities of authorized denominations and in authorized names. Any portion of Global Securities transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Securities delivered in exchange for interests in the Transfer Restricted Securities shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.
          (c) Subject to the provisions of Section 2.4(b) hereof, registered Holders of Global Securities shall be entitled to grant proxies and otherwise authorize any Persons, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holders are entitled to take under this Indenture or the Securities.
          (d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Article 6 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Securities that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

EXHIBIT 1
to
RULE 144A/REGULATION S/IAI APPENDIX
[FORM OF FACE OF INITIAL SECURITY]
[Global Securities Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
          [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]
[Restricted Securities Legend for Securities offered otherwise than in Reliance on
Regulation S]
          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY

2

BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
          THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (V) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
[Restricted Securities Legend for Securities Offered in Reliance on Regulation S]
          THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
[Temporary Regulation S Global Security Legend]
          EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT

3

REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.
          AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
          AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE

4

A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
          BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).
[Definitive Securities Legend]
          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

5

No.
$
10 3/4% Senior Note due 2013
          Network Communications, Inc., a Georgia corporation, promises to pay to [   ], or its registered assigns, the principal sum of [   ] Dollars on December 1, 2013.
          Interest Payment Dates: June 1 and December 1.
          Record Dates: May 15 and November 15.
          Additional provisions of this Security are set forth on the other side of this Security.
Dated:

NETWORK COMMUNICATIONS, INC.

by

Name:
Title:

by

Name:
Title:
TRUSTEE’S CERTIFICATE OF
          AUTHENTICATION
WELLS FARGO BANK, N.A.
     as Trustee, certifies
               that this is one of
               the Securities referred
               to in the Indenture.

by
Authorized Signatory

6

[FORM OF REVERSE SIDE OF INITIAL SECURITY]
10 3/4% Senior Note Due 2013
1. Interest
          Network Communications, Inc., a Georgia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1%) from and including the date on which any such Registration Default shall occur to, but excluding, the date on which all Registration Defaults have been cured. The Company will pay interest semiannually in arrears on June 1 and December 1 of each year, commencing June 1, 2006. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment
          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to the Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by Global Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of certificated Securities (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on certificated Securities will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

7

3. Paying Agent and Registrar
          Initially, Wells Fargo Bank, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.
4. Indenture
          The Company issued the Securities under an Indenture dated as of November 30, 2005 (“Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TLA for a statement of those terms.
          The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to Incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; create liens; enter into sale/leaseback transactions; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.
5. Optional Redemption
          Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to December 1, 2009.
          On and after December 1, 2009, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

8

Redemption
Period	Price
2009	105.375%
2010	102.688%
2011 and thereafter	100.000%
          In addition, prior to December 1,2008, the Company shall be entitled, at its option, on one or more occasions to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.75%, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Subsidiaries); and (2) each such redemption occurs within 90 days after the date of the related Equity Offering.
          Prior to December 1,2009, the Company shall be entitled at its option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be electronically transmitted or mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.
6. Notice of Redemption
          Notice of redemption will be electronically transmitted or mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at such Holder’s registered address. Securities in denominations larger than $ 1,000 principal amount may be redeemed in part but only in whole multiples of $ 1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
7. Put Provisions
          Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders

9

of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.
8. Guaranty
          The payment by the Company of the principal of, premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture,
9. Denominations; Transfer; Exchange
          The Securities are in registered form without coupons in denominations of $ 1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
10. Persons Deemed Owners
          The registered Holder of this Security may be treated as the owner of it for all purposes.
11. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
12. Discharge and Defeasance
          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case maybe.
13. Amendment, Waiver
          Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and

10

(b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled to, among other things, amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder under the Indenture, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities.
14. Defaults and Remedies
          Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, Subsidiary Guarantors and the Significant Subsidiaries if the amount accelerated (or so unpaid) exceeds $7.5 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $7.5 million; and (g) certain defaults with respect to Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.
          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
15. Trustee Dealings with the Company
          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of

11

Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
16. No Recourse Against Others
          A director, officer, employee, incorporator or shareholder, as such, of the Company or any of its Affiliates or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture, of such Subsidiary Guarantor under its Subsidiary Guaranty or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
17. Authentication
          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
18. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).
19. CUSIP Numbers
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
20. Holders’ Compliance with Registration Rights Agreement
          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.
21. Governing Law
          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12

          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Network Communications, Inc.
2305 Newpoint Parkway
Lawrenceville, GA 30043
Attention: Gerard P. Parker

13

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I, or we, assign and transfer this Security to
     [Print or type assignee’s name, address and zip code]
     [Insert assignee’s soc. sec. or tax I.D. No.]
     and irrevocably appoint           agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.
In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933 after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:
CHECK ONE BOX BELOW
☐	to the Company, or
(1) ☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(2) ☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1 933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

14

(3) ☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4) ☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5) ☐	to an institutional “accredited investor” (as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

15

[TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED]
          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

	Notice:	To be executed by
an executive officer

16

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The following increases or decreases in this Global Security have been made:

	Amount of decrease in	Amount of increase in	Principal amount of this	Signature of authorized
Date of	Principal amount of this	Principal amount of this	Global Security following	officer of Trustee or
Exchange	Global Security	Global Security	such decrease or increase	Securities Custodian

17

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, check the box:
          ☐ If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, state the amount in principal amount: $[   ]

Dated:	Your Signature:
(Sign exactly as your name appears
on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A
FORM OF FACE OF EXCHANGE SECURITY
OR PRIVATE EXCHANGE SECURITY*/**/

*/	If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] – SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

**/	If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to Appendix A and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

 2

No.	$
10 3/4% Senior Note due 2013
     Network Communications, Inc., a Georgia corporation, promises to pay to          , or its registered assigns, the principal sum of [       ] Dollars on December 1, 2013.
     Interest Payment Dates: June 1 and December 1.
     Record Dates: May 15 and November 15.
     Additional provisions of this Security are set forth on the other side of this Security.
Dated:

NETWORK COMMUNICATIONS, INC.

by

Name:
Title:

by

Name:
Title:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

WELLS FARGO BANK, N.A.
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

by

Authorized Signatory

 3
[FORM OF REVERSE SIDE OF EXCHANGE SECURITY
[OR PRIVATE EXCHANGE SECURITY]
10 3/4% Senior Note due 2013
1. Interest
     Network Communications, Inc., a Georgia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.]1 The Company will pay interest semiannually in arrears on June 1 and December 1 of each year, commencing June 1, 2006. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this Security plus 1% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment
     The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 15 or November 15 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by Global Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of certificated Securities (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on certificated Securities will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

[1]	Insert if at the date of issuance of the Exchange Security or Private Exchange Security (as the case may be) any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

 4
3. Paying Agent and Registrar
     Initially, Wells Fargo Bank, N.A., a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.
4. Indenture
     The Company issued the Securities under an Indenture dated as of November 30, 2005 (“Indenture”), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.
     The Securities are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to Incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; create liens; enter into sale/leaseback transactions; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications.
5. Optional Redemption
     Except as set forth below, the Company shall not be entitled to redeem the Securities at its option prior to December 1, 2009.

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     On and after December 1, 2009, the Company shall be entitled at its option to redeem all or a portion of the Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date) plus accrued interest to the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

Redemption
Period	Price
2009	105.375%
2010	102.688%
2011 and thereafter	100.000%
     In addition, prior to December 1, 2008, the Company shall be entitled, at its option, on one or more occasions, to redeem Securities (which includes Additional Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Securities (which includes Additional Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.75%, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds from one or more Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of Securities (which includes Additional Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than Securities held, directly or indirectly, by the Company or its Subsidiaries); and (2) each such redemption occurs within 90 days after the date of the related Equity Offering.
     Prior to December 1, 2009, the Company shall be entitled at its option to redeem all or a portion of the Securities at a redemption price equal to 100% of the principal amount of the Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be electronically transmitted or mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.
6. Notice of Redemption
     Notice of redemption will be electronically transmitted or mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at such Holder’s registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and

 6
after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.
7. Put Provisions
     Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.
8. Guaranty
     The payment by the Company of the principal of, premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior unsecured basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.
9. Denominations; Transfer; Exchange
     The Securities are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.
10. Persons Deemed Owners
     The registered Holder of this Security may be treated as the owner of it for all purposes.
11. Unclaimed Money
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
12. Discharge and Defeasance
     Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the

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payment of principal and interest on the Securities to redemption or maturity, as the case may be.
13. Amendment; Waiver
     Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee shall be entitled, among other things, to amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities, to add guarantees with respect to the Securities, including Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Subsidiary Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the TIA, or to make any change that does not adversely affect the rights of any Holder under the Indenture, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Securities.
14. Defaults and Remedies
     Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Securities; (b) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon acceleration or otherwise, or failure by the Company to redeem or purchase Securities when required; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company, Subsidiary Guarantors and the Significant Subsidiaries if the amount accelerated (or so unpaid) exceeds $7.5 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $7.5 million; and (g) certain defaults with respect to Subsidiary Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.
     Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of

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any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.
15. Trustee Dealings with the Company
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.
16. No Recourse Against Others
     A director, officer, employee, incorporator or shareholder, as such, of the Company or any of its Affiliates or any Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture, of such Subsidiary Guarantor under its Subsidiary Guaranty or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.
17. Authentication
     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
18. Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).
19. CUSIP Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
[20. Holders’ Compliance with Registration Rights Agreement

 9
          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.]2
21. Governing Law
          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK
          The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:
Network Communications, Inc.
2305 Newpoint Parkway
Lawrenceville, GA 30043
Attention: Gerard P. Parker

[2]	Delete if this Security is not being issued in exchange for an Initial Security.

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ASSIGNMENT FORM
To assign this Security, fill in the form below:
I, or we, assign and transfer this Security to
[Print or type assignee’s name, address and zip code]
[Insert assignee’s soc. sec. or tax I.D. No.]
and irrevocably appoint               agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, check the box:
          ☐ If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or Section 4.09 of the Indenture, state the amount in principal amount: $[      ]

Dated:	Your Signature:

(Sign exactly as your name appears
on the other side of this Security.)

Signature Guarantee:

(Signature must be guaranteed)
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT 2 to Rule 144A/REGULATION S/IAI APPENDIX
Form of
Transferee Letter of Representation
Network Communications, Inc.
2305 Newpoint Parkway
Lawrenceville, G.A. 30043
Attention: [           ]
Ladies and Gentlemen:
     This certificate is delivered to request a transfer of $[     ] principal amount of the 10 3/4% Senior Notes due 2013 (the “Securities”) of Network Communications, Inc. (the “Company”).
     Upon transfer, the Securities would he registered in the name of the new beneficial owner as follows:
Name:
Address:
Taxpayer ID Number:
     The undersigned represents and warrants to you that:
     1. We are an institutional “accredited investor” (as defined in Rule 501(a)(l), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” $[     ] in principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
     2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or

 2
any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes the Trustee a signed copy of this letter and, if such transfer is in respect of an aggregate principal amount of Securities less than $250,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by: